Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831
tel: 203 622-3131
fax: 203 622-6080

unitedrentals.com

United Rentals Announces Redemption of 10 7/8% Senior Notes due 2016

GREENWICH, Conn. — October 30, 2012 — United Rentals, Inc. (NYSE: URI) today announced that its subsidiary, United Rentals (North America), Inc. (“URNA”), has given notice of its intention to redeem all of the outstanding $500 million principal amount of 10 7/8% Senior Notes due 2016 (CUSIP Number 911365AV6)  (the “Notes”) on November 29, 2012.  The Notes will be redeemed at a redemption price currently estimated to be 110.969% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date.

The Bank of New York Mellon, as the trustee for the Notes (the “Trustee”), is distributing a Notice of Redemption to all registered holders of the Notes on October 30, 2012.  Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from the Bank of New York Mellon Bondholder Relations by calling 1-800-254-2826.

URNA will use the proceeds from the issuance of its 6.125% Senior Notes due 2023 and additional borrowings of approximately $188 million under its asset-based revolving credit facility to redeem the Notes.  URNA has deposited with the Trustee sufficient funds to pay the principal, premium (as currently calculated) and interest on the Notes.  As a result, URNA and the guarantors under the Notes have been released from their respective obligations under the Notes and the related indenture pursuant to the satisfaction and discharge provisions thereunder.

This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 848 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 11,200 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,400 classes of equipment with a total original cost of $7.40 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 3000 Index® and is headquartered in Greenwich, Conn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  These statements can generally be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  Factors that could affect actual results include but are not limited to corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws, and changes in general market, economic, tax, regulatory or industry conditions that impact our ability or willingness to consummate the above-described transactions on the terms described above or at all.  For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as to our subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

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Contact:

Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com